Exhibit 10.10

AMENDMENT TO THE AGREEMENT FOR THE ASSIGNMENT OF RIGHTS TO EXPLOIT IP BETWEEN THE UNIVERSIDAD AUTONOMA DE MADRID AND CELLERIX, S.L., OF NOVEMBER 3rd, 2004

This Amendment is made in Madrid, on April 24th, 2008

BETWEEN

Of the one part, the Excellent Mr. Ángel Gabilondo Pujol, Magnificent Rector of the Universidad Autónoma de Madrid, located at the Ciudad Universitaria de Cantoblanco, C/ Einstein, 3, 28049 Madrid, in the name and on behalf of said University, and pursuant to the powers conferred to him by virtue of his office;

Of the other part, Mr. Eduardo Bravo, Managing Director of Cellerix S.A. with registered office at calle Marconi, number 1, Parque Tecnológico de Madrid, Tres Cantos, 28760, Madrid, and with VAT no. A-84008986, in the name and on behalf of said company, and pursuant to the powers conferred to him by virtue of his office.

RECITALS

I. Whereas on November 3rd, 2004, the Universidad Autónoma de Madrid and Cellerix, S.L. signed an agreement for the Assignment of the Rights to Exploit Spanish invention patents no. 200402355, entitled “IDENTIFICATION AND ISOLATION OF MULTIPOTENT CELLS FROM NON-OSTEOCHONDRAL MESENCHYMAL TISSUE”, and no. 200402083, entitled “Biomaterial for suture” (hereinafter, the “Agreement”, as well as their international extensions, agreement which is attached hereto as Annex I.

II. Whereas the parties wish to amend certain provisions of such Agreement.

CLAUSES:

FIRST AND ONLY.- PURPOSE

The parties wish to amend the Fifth Clause and replace it for the following:

“The Company will pay to the UAM, as consideration for the assignment, on an exclusive basis, of all exploitation rights over the PATENTS, an annual royalty that will be determined according to the following criterion:

•  for Net Sales of less than €50,000,000: a 1% royalty calculated on the aggregate amount of the same

•  for Net Sales between €50,000,000 and €100,000,000: a 1.5% royalty on the aggregate amount of the same

•  for Net Sales exceeding €100,000,000: a 2% royalty on the aggregate amount of the same.

The following are examples to illustrate the above:

•                  If the Company obtains Net Sales for an amount of €125m from direct sales, the UAM will be entitled to receive €500,000 for the first €50m (1%), €750,000 for the second €50m (1.50%), and €500,000 for the last €25m(2%), amounting to a total of 1,750,000.

•                  If the Company obtains Net Sales for an amount of €3m in the form of royalties from sublicensees, the UAM will be entitled to €30,000 (1% of €3m)

For the purposes of this Agreement, Net Sales will be understood as the amount resulting from subtracting from the revenues effectively obtained each year by the Company, country by country, the (i) discounts, rebates, rappels or similar, (ii) applicable sales taxes or taxes on consumption, (iii) transport insurance, dispatch, freight, transport and customs expenses borne by the Company, and (iv) fees to distributors and similar. Deliveries of samples for free, rebates, units sent at no charge and other similar items are expressly excluded. Any remuneration that Cellerix may obtain, and originating from sources other than the commercial use of the results, such as the initial payments at the time the agreement is signed and any milestone payments, are expressly excluded from the net sales. For the purposes of defining the Net Sales, it will be understood that the same are generated from the commercial exploitation, either directly or indirectly, of the stem cells obtained from the adipose tissue, expanded, for local use, covered by the PATENTS.

In the event that CELLERIX enters into a cross-licensing agreement with a third party, authorizing such third party to exploit the PATENT and receiving as consideration the right to exploit any other rights of such third parties, for the purposes of this Agreement, Net Sales will be considered to be the ones obtained by CELLERIX from the exploitation of the rights acquired by virtue of the cross-license agreement. For these purposes, in order to calculate the Net Sales, any amount to be paid by CELLERIX under the cross-license agreement must also be subtracted.

The right to the annual royalty will be reduced to half with regard to Net Sales generated in each territorial scope until the PATENTS are granted in that territory.

Payment of the amounts owed to the UAM will be paid within thirty (30) calendar days following the date of issue of the relevant annual lists provided by the Company to the UAM, upon submission of the relevant invoice, into account ####.####.##.##########, in the name of the Fundación General de la Universidad Autónoma de Madrid, which is the entity to which the UAM entrusts the management of projects of this nature”.

With regard to anything not provided for in this extension, the parties refer to the Agreement of November 3rd, 2004.

In witness whereof, the parties sign this Agreement at the place and on the date first indicated above.

UNIVERSIDAD AUTÓNOMA DE MADRID	CELLERIX, S.A.

/s/ Ángel Gabilondo Pujol	/s/ Eduardo Bravo

Ángel Gabilondo Pujol	Eduardo Bravo